Exhibit 99.1

Snap Interactive Announces Blockchain Platform Strategy

Snap Interactive Announces New Blockchain Initiatives; Creation of Blockchain Advisory Board; Expansion of Board of Directors

NEW YORK, NY, November 9, 2017 — Snap Interactive, Inc. (“SNAP,” the “Company,” “we,” “our” or “us”) (OTCQB: STVI), a leading provider of live video social networking applications, today announced a multipoint strategy to embrace the growth potential and technological capabilities of blockchain technology. Building on SNAP’s legacy as a technology innovator providing social video applications used as free speech forums around the world, the Company has already begun to leverage key elements of blockchain and cryptocurrency into its product suite. SNAP envisions using its expertise to build a Blockchain Platform strategy, with a focus on fostering next generation social applications leveraging blockchain and cryptocurrency tokens via internal development, partnerships and investments.

In order to drive its Blockchain Platform strategy forward, the Company has undertaken the following important actions:

•	Addition of Science Inc. founder, former MySpace CEO and blockchain expert Mike Jones to the Board of Directors of SNAP, effective immediately;
•	Founding of the Company’s Blockchain Advisory Board, with Mike Jones as the inaugural member, which through relationships and subject matter expertise is expected to accelerate SNAP’s blockchain strategy; and
•	An extensive analysis of blockchain integration by our blockchain development team to identify the next evolution of the SNAP’s technology platform, with the first step of accepting bitcoin via payment processors announced earlier this year.

Planned next steps to execute on the Blockchain Platform strategy include:

•	Start of development on SNAP’s first blockchain-based new product initiative and potential token creation opportunity, leveraging Snap’s live video platform and the security, privacy and decentralization native to blockchain technology;
•	Partnerships with blockchain companies to help further SNAP’s platform development and augment its blockchain and cryptocurrency growth portfolio;
•	Strategic equity or token investments in blockchain companies aligned with the Company’s roadmap or scope of expertise; and
•	Exploration of strategic M&A opportunities with companies with blockchain capabilities or untapped potential to leverage Snap’s market position, expertise and blockchain technology.

The Company believes the appointment of seasoned start-up investor and blockchain expert Mike Jones to its Board of Directors will be a powerful catalyst for innovation, both in blockchain and in other digital pursuits. Mr. Jones is Co-Founder & CEO of Science Inc., whose Science Blockchain incubator is currently undertaking an initial coin offering (ICO). Science Blockchain has partnered with leading blockchain companies such as BLOCKv, Civic and TaaS and recently announced blockchain reputation network SpringRole as its first portfolio company. Mr. Jones and Science Inc. have participated in more than $2.5 billion in successful exits, including FameBit (acquired by Google) and Dollar Shave Club (acquired by Unilever). Mr. Jones is a serial entrepreneur and digital industry executive, having served as CEO of MySpace prior to founding Science Inc., and is Los Angeles’s most active angel investor.

SNAP has also formed a Blockchain Advisory Board tasked with counseling management on accelerating the execution of the Blockchain Platform strategy. In addition to his role on the corporate Board of Directors, Mike Jones has been named as the founding member of SNAP’s Blockchain Advisory Board, to which the Company intends to make further notable appointments in the coming weeks.

“We are very fortunate to have Mike Jones join our board to help lead SNAP to execute on our Blockchain Platform strategy. I believe that Mike’s track record of success in digital ventures is impeccable, with his involvement supporting billions of dollars of enterprise value creation for other companies,” said Alex Harrington, SNAP’s Chief Executive Officer.

Mike Jones added, “SNAP is a great platform for growth, with its leading social video applications and promising approach to blockchain. I’m excited to contribute my blockchain expertise as SNAP looks to grow to the next level.”

In addition to augmenting corporate leadership, the Company’s in-house blockchain development team has concluded a several month exploratory R&D effort to identify blockchain and cryptocurrency applications aligned with the existing product portfolio and its social video mission. Through this effort, the Company has already executed on immediate integrations, such as accepting bitcoin for payment via payment processors, and has planned longer-term partnership and product initiatives. The Company intends to start work immediately on a new social video product initiative on the blockchain, to be announced in more detail at a later date.

In addition to in-house development, the Company intends to seek partnerships and investment opportunities in blockchain companies and cryptocurrency tokens to build alliances with innovators that have valuable technology or expertise to support its Blockchain Platform strategy. Simultaneously, SNAP will consider M&A opportunities to build its blockchain technology base, or to bring blockchain applications to an acquisition partner who would not otherwise be able to implement one, for lack of expertise.

“We believe there are an abundance of opportunities for exciting new applications for revolutionary blockchain technology at SNAP, and we are fortunate to have top notch blockchain development talent in house to execute,” said Mr. Harrington. “However, the blockchain ecosystem is exploding with innovation, and the Company is actively seeking partnerships to springboard its development. Some partners will fund adoption of their technology with token grants, while others are seeking investments themselves. We believe that a well-placed investment in a future blockchain success story would create a valuable strategic alignment and create value for our enterprise.”

Jason Katz, Snap’s Chairman continued, “Our Blockchain Platform strategy is the next logical step for SNAP, as a pioneering technology innovator with a portfolio of 26 issued patents. We have always been at the forefront of adoption of game-changing technologies to deliver social video applications, and we see blockchain and cryptocurrency as the next wave in providing private, secure and decentralized solutions. Our global customer base, particularly in Asia and the Middle East, have used our platform for free speech, and privacy and decentralization are critical elements of our mission.”

About Snap Interactive, Inc.

Snap Interactive, Inc. is a leading provider of live video social networking applications built on advanced technology with future innovation on blockchain to provide optimal streaming quality and security. SNAP has a diverse product portfolio consisting of nine products, including Paltalk and Camfrog, which together host one of the world's largest collections of video-based communities, and FirstMet, a prominent interactive dating brand serving users 35 and older. The Company has a long history of technology innovation and holds 26 patents related to video conferencing and online gaming.

For more information, please visit http://www.snap-interactive.com.

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Forward-Looking Statements

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential," or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with general economic, industry and market sector conditions; the ability of the Company to successfully integrate blockchain technology into new or existing applications; the ability of the Company to identify or consummate partnerships, mergers, investments or other strategic initiatives with blockchain companies; the ability to effectively integrate the operations of the Company and AVM; user acceptance of our updated applications; the Company's ability to institute corporate governance standards or achieve compliance with national securities exchange listing requirements; the Company's future growth and the ability to obtain additional financing to implement the Company's growth strategy; the ability to increase or recognize revenue, decrease expenses and increase the number of active subscribers, new subscription transactions or monthly active users; the ability to enter into new advertising agreements; the Company's ability to generate positive cash flow from operations; the ability to diversify new user acquisition channels or improve the conversion of users to paid subscribers; the ability to anticipate and respond to changing user and industry trends and preferences; the intense competition in the online dating marketplace; the ability to release new applications or derive revenue from new applications; and circumstances that could disrupt the functioning of the Company's applications. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission ("SEC"), including the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

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